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Exhibit 10.11

*** Test Omitted and Filed Separately
CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

Amendment of License Agreement between Optimer Pharmaceutical, Inc Delaware
Corporation and Optimer Biotechnology, Inc., A Taiwan Corporation

The license agreement between Optimer Pharmaceuticals, Inc., USA (Optimer) and Optimer Biotechnology, Inc., Taiwan (OBI) was originally signed on December 8, 2003 with the goal to spin off the Asian operation into an independent entity. Fund raising effort was postponed to focus on Optimer's late-stage pipeline products. OBI's current management team has made contributions to the overall progress. We have made amendments to the original signed agreement, to give additional credit for OBI contributions and to reflect the spirit of the collaboration relationship.

In addition, Optimer and OBI had agreed in December 2003 to treat all of OBI's post-agreement operational expenses from January 2004 to December 31, 2006, in the amount of approximately US$2.0M, as an interest-free loan from Optimer to accurately reflect its "independent" status. This agreement will continue, and OBI is to pay back this loan in the future. However, OBI will not use its raised fund to pay back the loan at this time. OBI will pay back this loan from its royalty income due from Optimer, projected to be starting in 2009. Both parties have agreed that the loan will be paid back in two equal installments, projected to be on October 1, 2009 and October 1, 2010, respectively.

This amendment is effective on September 30, 2006, the projected closing date of OBI's Series A round.

Article I—Definition

  1.7
  "OPT-22 Patents B" means those OPTIMER Patents under the corresponding heading in Exhibit A.

  1.8
  "OPT-22 Patents C" means those OPTIMER Patents under the corresponding heading in Exhibit A.

  1.12
  "Candidate Patents" means OPT-22 Patents A, OPT-22 Patents B, and OPT-80 Patents.

  1.26
  "Licensed Products" means Chemzyme Products, OPopS™ Products, OPT-22 Products and OPT-80 Products.

Amendment: Delete 1.7 and 1.8. Modify 1.2 and 1.26

  1.12
  "Candidate Patents" means OPT-22 Patents A, OPT-22 Patents D, OPT-99 patens and OPT-80 Patents.

  1.26
  "Licensed Products" means OPT-99, OPT-22 Products and OPT-80 Products.

Article II—Grant

Original:

  2.2
  Candidate Licenses.    Subject to the terms of this Agreement, OPTIMER hereby grants to OBI:

  (i)
  an exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents A in the OPT-22 Field I to make, have made, use, sell, have sold, import and develop OPT-22 Products I, with the right to grant and authorize sublicenses;

    (ii)
    an exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents B in the OPT-22 Field II to make, have made, use, sell, have sold, import and develop OPT-22 Products II, with the right to grant and authorize sublicenses;

    (iii)
    a non-exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents A and OPT-22 Patents C in the OPT-22 Field II, and under OPT-22 Patents D in the OPT-22 Field I and OPT-22 Field II, to make, have made, use, sell, have sold, import and develop OPT-22 Products I and OPT-22 Products II, with the right to grant and authorize sublicenses;

    (iv)
    an exclusive license royalty-bearing license in the Candidate Territory under the OPT-80 Patents in the OPT-80 Field to make, have made, use, sell, have sold, import and develop OPT-80 Products, with the right to grant and authorize sublicenses.

Amendment: Delete (ii), revise (i), (iii) and (iv) and add (v)—Optimer, USA, has returned patents B and C (Exhibit A) to MSKCC since June 30, 2005. They are not part of license agreement any more.

    (i)
    an exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents A in the OPT-22 Field I to manufacture know how, make, have made, use, sell, have sold, import and develop OPT-22 Products I, with the right to grant and authorize sublicenses;

    (ii)
    ~~an exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents B in the OPT-22 Field II to manufacturing know how, make, have made, use, sell, have sold, import and develop OPT-22 Products II, with the right to grant and authorize sublicenses;~~

    (iii)
    a non-exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents A in the OPT-22 Field II, and under OPT-22 Patents D in the OPT-22 Field I and OPT-22 Field II, to manufacture know how, make, have made, use, sell, have sold, import and develop OPT-22 Products I and OPT-22 Products II, with the right to grant and authorize sublicenses;

    (iv)
    an exclusive license royalty-bearing license in the Candidate Territory under the OPT-80 Patents in the OPT-80 Field to manufacture know how, make, have made, use, sell, have sold, import and develop OPT-80 Products, with the right to grant and authorize sublicenses.

    (v)
    an exclusive license or pass-through license in the Candidate Territory under the OPT-99 Patents in the OPT-99 Field to manufacture know how, make, have made, use, sell, have sold, import and develop OPT-99 Products, with the right to grant and authorize sublicenses.

Article III—Due Diligence. Regulatory Matters

Original: Section 3.2 and 3.3

  3.1
  Within sixty (60) days of the Effective Date, OPTIMER and OBI shall mutually agree upon a timeline for preclinical and clinical development of Licensed Products with clinical therapeutic or diagnostic applications ("Timeline") for which OPTIMER holds territorial rights. Agreement to the Timeline for such Licensed Products shall not be unreasonably withheld by OPTIMER. Such Timeline shall be appended as an Exhibit to this Agreement, and may be amended from time to time as necessary and by mutual consent. In the event that agreement cannot be reached on the Timeline within sixty (60) days of the Effective Date, or any developmental milestone specified in the Timeline is not met by OBI, OPTIMER shall have the right to terminate this Agreement in accordance with Section 12.4.

  3.2
  In addition, OBI shall adhere to the following milestones:

    (a)    OBI shall have delivered to OPTIMER prior to the execution of this Agreement, its detailed business, research and development plan including, for example, relevant schedules of capital investments needed to implement the plan, financial, equipment, facility plans, number and kind of personnel and time planned for each phase of development of the OPTIMER Patents for a three year period, to the extent formed by OBI. Similar reports shall be provided to OPTIMER annually to relay update and status information on OBI's business, research and development progress, including projections of activity anticipated for the next reporting year.

    (b)    OBI shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products. OBI shall advise OPTIMER, through annual reports described in Section 3.3(a) above of its program of development for obtaining said approvals.

Amendment: Amend 3.2 and 3.3

    3.2 and 3.3—OBI had submitted updated Business Plan, Budge and Financial Projections, and Optimer agrees that OBI has full filled these terms.

Article IV—Payments

Original: Section 4.1 (a)

    4.1 (a)—20,400,000 shares (equivalent to $6 MM USD) of Optimer Biotechnology, Inc. Series A Common Stock, par value NT$10 (US$0.294) per share (the "Shares"), issuable within thirty (30) days on the Effective Date of this Agreement. Shares will be subjected to final audit upon closing of financing. In connection with the issuance of the Shares, OPTIMER shall enter into the Common Stock Issuance Agreement, attached hereto as Exhibit C ("Common Stock Issuance Agreement").

Amendment:

    4.1 (a)—In connection with the issuance of 20,400,000 shares related to technology valuation (equivalent to $6 MM USD) of Optimer Biotechnology, Inc. Common Stock, par value NT$10 (US$0.294) per share (the "Shares"), OPTIMER and OBI shall enter into the Common Stock Issuance Agreement, attached hereto as Exhibit C ("Common Stock Issuance Agreement") within sixty days (60) after the Effective Date of this agreement. Shares will be subjected to final auditing upon closing of OBI's Series A financing.

Original: Section 4.1(b)

    4.1 (b)—For OPT-22 Products and OPT-80 Products, OBI will make payments to OPTIMER upon accomplishing (itself or through a sublicensee) the following milestones:

      For OPT-22 Products:

      •
      $[***] upon initiation of the first Phase II (or equivalent) efficacy study in the Discovery Territory

      •
      $[***] upon commencement of the first pivotal studies in the Discovery Territory

      •
      $[***] upon first New Drug Application or equivalent in the Discovery Territory

      •
      $[***] upon the first marketing approval in the first Candidate Territory.

      For OPT-80 Products:

      •
      $[***] upon completion of the first Phase II (or equivalent) efficacy study in the United States of America.

      •
      $[***] upon commencement of the first pivotal studies in the Candidate Territory

      •
      $[***] upon first New Drug Application or equivalent in the Candidate Territory

      •
      $[***] upon the first marketing approval in the Candidate Territory.

Amendment:

      For OPT-22 Products: OBI will proceed with Phase 2/3 pivotal trial directly, therefore the $[***] payment upon initiation of the first Phase II does not apply.

    4.1 (b)—The milestone payments will be deducted from the future royalty payment. The royalty commencing time is projected to be in January 1, 2009.

Original: Section 4.1 (f)

    4.1 (f) Minimum annual royalty payments, starting in the Royalty Year commencing January 1 after the Execution Date, in the amount of [***] dollars ($[***]). The royalty payments shall be credited against the earned royalty payments required in Section 4.1(c) for the same Royalty Year only, and shall be paid within thirty days following the end of the Royalty Year.

Amendment:

    4.1 (f)—There shouldn't be royalty responsibility before any product is approved or launched in the territory. Delete 4.1

Original: Section 4.4 (a)

    4.4 (a)—OBI shall pay to OPTIMER interest on any amounts not paid when due. Likewise, OPTIMER shall pay to OBI interest on any amounts not paid when due. Such interest will accrue from the forty-fifth (45th) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by J.P. Morgan Chase or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due OPTIMER or OBI is made.

Amendment:

    4.4 (a)—This interest clause will be implemented from July 1, 2009.

Original: Section 4.5 (a)

    4.5 (a)—A royalty in an amount equal to [***]% of monies received by OPTIMER for OPT-22 Product sales in any or all of the countries outside of the Candidate Territories.

Amendment:

    4.5 (a)—A royalty in an amount equal to [***]% (Not [***]%) of monies received by OPTIMER for OPT-22 Product sales in any or all of the countries outside of the Candidate Territories.

Original: Section 4.5 (b)

    4.5 (b)—A royalty in an amount equal to [***]% of monies received by OPTIMER for OPT-80 Product sales in any or all of the countries outside of the Candidate Territories.

Amendment:

    4.5 (b)—A royalty in an amount equal to [***]% (Not [***]%) of monies received by OPTIMER for OPT-80 Product sales in any or all of the countries outside of the Candidate Territories.

Article VI—Patent prosecution

Original: Section 6.1

    6.1—OBI shall be responsible for and pay all future costs and expenses incurred by OPTIMER for the preparation, filing, prosecution, issuance, and maintenance of Candidate Patents in the Candidate Territory. For costs and expenses incurred prior to the Effective Date of this Agreement shall be reimbursed to OPTIMER by OBI as a one-time payment of $[***] and shall be paid by OBI within forty-five (45) days of the Effective Date. Such costs and expenses incurred after the Effective Date shall be paid by OBI as they are incurred.

Amendment:

    6.1—OBI shall be responsible for the preparation, filing, prosecution, issuance, and maintenance of Candidate Patents in the Candidate Territory. For costs and expenses incurred prior to the Effective Date of this Agreement shall be reimbursed to OPTIMER by OBI within 60 days of Series A closing.

Article X—Non-use of names

    OBI shall not use the names of OPTIMER or its Affiliates, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from OPTIMER in each case; provided that once a particular disclosure has been approved, further disclosures which do not differ materially therefrom may be made by OBI without obtaining any further consent of OPTIMER.

Amendment:

    OBI shall not use the names of Optimer Pharmaceuticals, Inc. The official registered name of OBI is Optimer Biotechnology, Inc.

Article XI—Assignment

11.1
This Agreement may not be assigned by OBI without prior written consent from OPTIMER. OPTIMER may assign this Agreement freely.

  Notwithstanding the foregoing prohibition, OBI may without OPTIMER's consent assign this Agreement to any entity that it may merge into, consolidate with, or transfer substantially all of its assets ("substantially" being EIGHTY PERCENT (80%) or more thereof) to which this Agreement relates, so long as the successor surviving corporation in any such merger, consolidation, transfer or reorganization assumes in writing the obligations of this Agreement. Such merger, consolidation, transfer or reorganization shall not in itself be a breach of this Article XI, nor be any default under this Agreement.

Amendment:

    Remove this article since OBI is independent from Optimer Pharmaceuticals, Inc., USA.

Article XIII—Payments, notices and other communications

    Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

    In the case of OPTIMER:

      Optimer Pharmaceuticals, Inc.
      10110 Sorrento Valley Road, Suite C
      San Diego, CA 92121 USA
      Attention: Norman K. Orida, Ph.D.
      Vice President, Business Development

    In the case of OBI:

      Optimer Biotechnology, Inc.
      Suite D
      14th Floor
      207 Tun Hwa S. Road
      Taipei 106, Taiwan
      Attention: Ying-Cheun Lee
      Executive Vice President, Commercial Operations

Amendment:

    In the case of OPTIMER:

      Optimer Pharmaceuticals, Inc.
      10110 Sorrento Valley Road, Suite C
      San Diego, CA 92121 USA
      Attention: Michael N. Chang, Ph.D.
      President and CEO

    In the case of OBI:

      Optimer Biotechnology, Inc.
      Nankang Software Park, Room D, 14F,
      3 Yuan Qu Street
      Taipei 115, Taiwan.
      Attention: Youe-Kong Shue, Ph.D.
      President and CEO

IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

Optimer Pharmaceuticals, Inc.		Optimer Biotechnology, Inc.
/s/ Michael N. Chang, Ph.D.		/s/ Youe-Kong Shue, Ph.D.
By: Michael N. Chang, Ph.D. President and CEO		By: Youe-Kong Shue, Ph.D. President and CEO

Date:	7/17/06	Date:	7/17/06

EXHIBIT A—UPDATE

"OPTIMER Patents" means all the United States patents and patent applications listed below, and their continuations, continuations-in-part, divisionals, and other continuing applications, all patents issuing on the foregoing, all reissues, re-examinations, extensions of any kind, substitutions, registrations and corresponding foreign patents and patent applications:

OPT-22 Patents A

US patent 5,708,163 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"

US patent 6,090,789 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"

US patent application 09/017,611 "Synthesis of Glycoconjugates of the Globo-H Epitope and Uses Thereof"

OPT-22 Patents D—A nonexclusive in field I, see updated patent portfolio

US patent application 09/794,905 "Affinity Matrix Bearing Tumor-Associated Carbohydrate or Glycopeptide-Based Antigens and Uses Thereof"

OPopS™ Category Patents—See attached patent portfolio.

US provisional patent application #60/096/001. "Programmed One-Pot Multistep Assembly of Oligosaccharides."

OPT-80 Patents-See attached patent portfolio

US provisional patent application #60/399,956. "Tiacumicin Production."

OPT-99 NCE and process patent—See attached patent portfolio

8

LICENSE AGREEMENT

By and between

Optimer Pharmaceuticals, Inc.
A Delaware Corporation

And

Optimer Biotechnology, Inc.
A Taiwan Corporation

TABLE OF CONTENTS

PREAMBLE ARTICLES:
I	DEFINITIONS	9
II	GRANT	11
III	DUE DILIGENCE, REGULATORY MATTERS	13
IV	PAYMENTS	14
V	REPORTS AND RECORDS	16
VI	PATENT PROSECUTION	17
VII	INFRINGEMENT	17
VIII	INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES	18
IX	EXPORT CONTROLS	19
X	NON-USE OF NAMES	19
XI	ASSIGNMENT	19
XII	TERMINATION	20
XIII	PAYMENTS, NOTICES AND OTHER COMMUNICATIONS	21
XIV	MISCELLANEOUS PROVISIONS	21

CONFIDENTIAL

This License Agreement ("Agreement") is effective on the date last subscribed below (the "Effective Date"), and is by and between Optimer Pharmaceuticals, Incorporated (hereinafter referred to as "OPTIMER"), a Delaware corporation with principal offices at 10110 Sorrento Valley Road, Suite C, San Diego, California 92121, and Optimer Biotechnology, Inc., a Taiwan corporation with principal offices located at Suite D, 14F, 207 Tun Hwa S. Road, Sec. 2, Taipei, 106 Taiwan, ROC (hereinafter referred to as "OBI").

WITNESSETH

        WHEREAS, OPTIMER is the owner or licensee of certain patents and know-how and has the right to grant licenses under said patents and know-how; and

        WHEREAS, OPTIMER desires to have said patents and know-how utilized to develop commercial therapeutics in certain fields and territories and is willing to grant a license to its interest thereunder; and

        WHEREAS, OBI seeks to commercially develop said patents and know-how through a thorough, vigorous and diligent program of commercializing the said patents and know-how in said fields and territories.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1
"Affiliate" of a party means any person, firm, corporation or other entity controlling, controlled by, or under common control with that party. The term "control" wherever used throughout this Agreement means ownership, directly or indirectly, of more than 50% of the equity capital.

1.2
"OBI" as used in this Agreement shall include OBI's Affiliates.

1.3
"OPTIMER Patents" shall have the meaning as defined in Exhibit A.

1.4
"Chemzyme Patents" means those OPTIMER Patents under the corresponding heading in Exhibit A.

1.5
"OPopS™ Patents" means those OPTIMER Patents under the corresponding heading in Exhibit A.

1.6
"OPT-22 Patents A" means those OPTIMER Patents under the corresponding heading in Exhibit A.

1.7
"OPT-22 Patents B" means those OPTIMER Patents under the corresponding heading in Exhibit A.

1.8
"OPT-22 Patents C" means those OPTIMER Patents under the corresponding heading in Exhibit A.

1.9
"OPT-22 Patents D" means those OPTIMER Patents under the corresponding heading in Exhibit A.

1.10
"OPT-22 Patents" means OPT-22 Patents A, OPT-22 Patents B, OPT-22 Patents C and OPT-22 Patents D.

1.11
"OPT-80 Patents" means those OPTIMER Patents under the corresponding heading in Exhibit A.

CONFIDENTIAL

1.12
"Candidate Patents" means OPT-22 Patents A, OPT-22 Patents B, and OPT-80 Patents.

1.13
"Chemzyme Field" means the discovery and development using Chemzyme Patents of novel engineered proteins for use in human therapeutic drug applications.

1.14
"OPopS™ Field" means the discovery and development using OPopS™ Patents of new analogs of tiacumicin B and other human therapeutic drugs for use in human therapeutic drug applications.

1.15
"Clustered Carbohydrate Antigen" means an immunogenic molecule consisting of two or more identical or different carbohydrate antigens attached to a common peptide backbone.

1.16
"OPT-22 Field I" means the treatment or prevention of human cancer with a carbohydrate vaccine comprising Globo H as the sole antigen. Specifically excluded from OPT-22 Field I are (i) vaccines comprising mixtures of more than one type of carbohydrate antigen, one of which may be Globo H, and (ii) vaccines comprising Clustered Carbohydrate Antigens wherein the carbohydrate antigens have not been synthesized using OPTIMER's OPopS™ technology.

1.17
"OPT-22 Field II" means the treatment or prevention of human cancer with a carbohydrate vaccine comprising Clustered Carbohydrate Antigens wherein the carbohydrate antigens have been synthesized using OPTIMER's OPopS™ technology.

1.18
"OPT-80 Field" means the treatment of human C. difficile-associated diarrhea with analogs of (tiacumicin B).

1.19
"Chemzyme Products" means any and all products and services within the Chemzyme Field, whether or not covered by OPTIMER Patents.

1.20
"OPopS™ Products" means any and all products and services within the OPopS™ Field, whether or not covered by OPTIMER Patents.

1.21
"OPT-22 Products I" means any and all products and services within the OPT-22 Field I, whether or not covered by OPTIMER Patents.

1.22
"OPT-22 Products II" means any and all products and services within the OPT-22 Field II, whether or not covered by OPTIMER Patents.

1.23
"OPT-22 Products" means OPT-22 Products I and OPT-22 Products II.

1.24
"OPT-80 Products" means any and all products and services within the OPT-80 Field, whether or not covered by OPTIMER Patents.

1.25
"Know-How" means any technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, data or other subject matter owned or controlled by OPTIMER which is necessary for the manufacture, sale and/or use of Licensed Products, in each case, which is not in the public domain.

1.26
"Licensed Products" means Chemzyme Products, OPopS™ Products, OPT-22 Products and OPT-80 Products.

CONFIDENTIAL

1.27
"Net Sales" of a Licensed Product means OBI's or its sublicensee's, as indicated, billings for sales of that product to an unaffiliated third party, less the sum of the following:

a)
Discounts allowed in amounts customary in the trade;

b)
Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

c)
Outbound transportation prepaid or allowed;

d)
Amounts allowed or credited on returns; and

e)
Bad debts and uncollectible receivables provided that, in any calendar year, such deduction will not exceed four percent (4%) of the total billings for sales of Licensed Products sold in that year.

  No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by OBI or its Affiliates and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed or invoiced.

1.28
"Royalty Year" means each twelve month period commencing January 1 and ending December 31 during the term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31.

1.29
"Candidate Territory" means the countries of Taiwan R.O.C., China, the territory of Hong Kong, and the ASEAN Secretariat countries, comprising Thailand, Vietnam, Laos, Cambodia, Burma, Thailand, Malaysia, Singapore, Brunei, Indonesia, Philippines, Australia, and New Zealand.

1.30
"Discovery Territory" means worldwide.

ARTICLE II—GRANT

        2.1    Discovery Licenses.    Subject to the terms of this Agreement, OPTIMER hereby grants to OBI:

  (i)
  a non-exclusive royalty-bearing license in the Discovery Territory under the OPopS™ Patents in the OPopS™ Field to make, have made, use, sell, have sold, import and develop OPopS™ Products, with the right to grant and authorize sublicenses that do not include the right to grant further sublicenses; and

  (ii)
  a non-exclusive royalty-bearing license in the Discovery Territory under the Chemzyme Patents in the Chemzyme Field to make, have made, use, sell, have sold, import and develop Chemzyme Products, with the right to grant and authorize sublicenses that do not include the right to grant further sublicenses.

CONFIDENTIAL

        2.2    Candidate Licenses.    Subject to the terms of this Agreement, OPTIMER hereby grants to OBI:

  (i)
  an exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents A in the OPT-22 Field I to make, have made, use, sell, have sold, import and develop OPT-22 Products I, with the right to grant and authorize sublicenses;

  (ii)
  an exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents B in the OPT-22 Field II to make, have made, use, sell, have sold, import and develop OPT-22 Products II, with the right to grant and authorize sublicenses;

  (iii)
  a non-exclusive royalty-bearing license in the Candidate Territory under the OPT-22 Patents A and OPT-22 Patents C in the OPT-22 Field II, and under OPT-22 Patents D in the OPT-22 Field I and OPT-22 Field II, to make, have made, use, sell, have sold, import and develop OPT-22 Products I and OPT-22 Products II, with the right to grant and authorize sublicenses;

  (iv)
  an exclusive license royalty-bearing license in the Candidate Territory under the OPT-80 Patents in the OPT-80 Field to make, have made, use, sell, have sold, import and develop OPT-80 Products, with the right to grant and authorize sublicenses.

2.3
OPTIMER shall have the right of first refusal to exclusively license rights to new OPopS™ Products and Chemzyme Products (collectively, "New Candidates") outside of the Candidate Territory arising from OBI's or its sublicensees' exercise of the licenses in Section 2.1. Prior to commercializing or granting rights to any third party with respect to any New Candidates, OBI shall engage in good faith negotiations with OPTIMER for a period not to exceed 30 (thirty) days regarding an exclusive license for the New Candidates. Following such negotiation period, OBI may enter into negotiations with a third party with respect to said New Candidates. Upon arriving at mutually acceptable license terms with a third party, OBI may enter into a formal license agreement with a third party provided that: (1) OBI first presents the terms of such proposed third party license agreement to OPTIMER and offers to enter into an agreement with OPTIMER on the same terms (2) OPTIMER has declined that offer, in writing, after a 14 (fourteen) day evaluation period.

2.4
Notwithstanding any other provisions of this Agreement, it is agreed that OPTIMER and its Affiliates and licensors shall retain the right to practice the licensed rights granted under Section 2.1 and 2.2 for their own teaching, research and patient care activities.

2.5
All rights reserved to the United States Government and others under 35 USC §§200-212, as amended, shall remain and shall in no way be affected by this Agreement.

2.6
OBI agrees that every sublicensing agreement to which it shall be party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement describing the date upon which OBI'S exclusive rights, privileges and license hereunder shall terminate.

CONFIDENTIAL

2.7
OBI agrees that any sublicenses granted by it shall be subject to OPTIMER's prior written approval, not to be unreasonably withheld. OBI agrees that any sublicenses granted by it shall provide that the obligations to OPTIMER of Sections 3.1 and 3.3 and Articles V, VII, VIII, IX, X, XI, XII, and XIV of this Agreement shall be binding upon the sublicensees as if it were a party to this Agreement. OBI further agrees to attach copies of these Articles to sublicense agreements.

2.8
OBI agrees to forward promptly to OPTIMER a copy of any and all fully executed sublicense agreements, and further agrees to timely forward to OPTIMER a copy of sublicensing revenue reports received by OBI from its sublicensees during the preceding Royalty Year.

2.9
If OBI receives from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, OBI shall pay OPTIMER royalty or other payments as required by Section 4.1, based on the fair market value of such payment, unless OPTIMER waives in writing such payment obligation.

2.10
The license granted hereunder shall not be construed to confer any rights upon OBI by implication, estoppel or otherwise as to any technology not included in the OPTIMER Patents, except as expressly set forth herein.

2.11
All rights not specifically granted herein are reserved to OPTIMER. Without limitation, OPTIMER explicitly retains the right to grant to third parties exclusive rights outside of the territories or fields of use granted to OBI hereunder.

2.12
OPTIMER shall cooperate to transfer to OBI a copy of all documentation of Know-How in OPTIMER's possession or control, in a format reasonably acceptable to OBI.

ARTICLE III—DUE DILIGENCE, REGULATORY MATTERS

3.1
OBI and its sublicensees shall use commercially reasonable efforts to bring Licensed Products to market through a thorough, vigorous and diligent program for exploitation of the OPTIMER Patents and to continue active, diligent marketing efforts for one or more Licensed Products or throughout the life of this Agreement.

3.2
Within sixty (60) days of the Effective Date, OPTIMER and OBI shall mutually agree upon a timeline for preclinical and clinical development of Licensed Products with clinical therapeutic or diagnostic applications ("Timeline") for which OPTIMER holds territorial rights. Agreement to the Timeline for such Licensed Products shall not be unreasonably withheld by OPTIMER. Such Timeline shall be appended as an Exhibit to this Agreement, and may be amended from time to time as necessary and by mutual consent. In the event that agreement cannot be reached on the Timeline within sixty (60) days of the Effective Date, or any developmental milestone specified in the Timeline is not met by OBI, OPTIMER shall have the right to terminate this Agreement in accordance with Section 12.4.

3.3
In addition, OBI shall adhere to the following milestones:
(a)
OBI shall have delivered to OPTIMER prior to the execution of this Agreement, its detailed business, research and development plan including, for example, relevant schedules of capital investments needed to implement the plan, financial, equipment, facility plans, number and kind of personnel and time planned for each phase of development of the OPTIMER Patents for a three year period, to the extent formed by OBI. Similar reports shall be provided to OPTIMER annually to relay update and status information on OBI's business, research and development progress, including projections of activity anticipated for the next reporting year.

CONFIDENTIAL

  (b)
  OBI shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products. OBI shall advise OPTIMER, through annual reports described in Section 3.3(a) above of its program of development for obtaining said approvals.

3.4
OBI's failure to perform in accordance with Sections 3.1 and 3.2 above shall be grounds for OPTIMER to terminate this Agreement pursuant to Section 12.4 below.

3.5
OPTIMER shall cooperate with OBI before the U.S. Food and Drug Administration, and any other governmental regulatory agencies in and outside of the U.S. in all matters regarding Licensed Products.

ARTICLE IV—PAYMENTS

4.1
For the rights, privileges and licenses granted hereunder, including the transfer of Know-How, OBI shall pay to OPTIMER, in the manner hereinafter provided, until the end of the last to expire patent of the OPTIMER Patents or until this Agreement is terminated, whichever occurs first:

(a)
20,400,000 shares (equivalent to $6 MM USD) of Optimer Biotechnology, Inc. Series A Common Stock, par value NT$10 (US$0.294) per share (the "Shares"), issuable within thirty (30) days on the Effective Date of this Agreement. Shares will be subjected to final audit upon closing of financing. In connection with the issuance of the Shares, OPTIMER shall enter into the Common Stock Issuance Agreement, attached hereto as Exhibit C ("Common Stock Issuance Agreement").

(b)
For OPT-22 Products and OPT-80 Products, OBI will make payments to OPTIMER upon accomplishing (itself or through a sublicensee) the following milestones:

    For OPT-22 Products:

    •
    $[***] upon initiation of the first Phase II (or equivalent) efficacy study in the Discovery Territory

    •
    $[***] upon commencement of the first pivotal studies in the Discovery Territory

    •
    $[***] upon first New Drug Application or equivalent in the Discovery Territory

    •
    $[***] upon the first marketing approval in the first Candidate Territory.

    For OPT-80 Products:

    •
    $[***] upon completion of the first Phase II (or equivalent) efficacy study in the United States of America.

    •
    $[***] upon commencement of the first pivotal studies in the Candidate Territory

    •
    $[***] upon first New Drug Application or equivalent in the Candidate Territory

    •
    $[***] upon the first marketing approval in the Candidate Territory.

  (c)
  For Chemzyme Products and OPopS™ Products, a sublicense royalty equivalent to the amount owed by Optimer to The Scripps Research Institute as indicated in the attached license agreement sections attached hereto as Exhibit C ("Optimer-TSRI License Agreements").

  (d)
  A royalty in an amount equal to [***]% of Net Sales by OBI or any sublicensees in any or all of the countries within the Candidate Territories for all Licensed Products in said countries.

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  (e)
  [***] percent ([***]%) of all income from sublicensees including (i) sublicense fees, (ii) sublicense maintenance fees, (iii) milestone payments and (iv) other compensation described in Section 2.9, but excluding (i) verifiable research and development support and expense reimbursement, (ii) royalties, (iii) sale of equity at fair market value, and, (iv) in cases where OPTIMER Patents are sublicensed in combination with non-OPTIMER patents, a mutually agreed pro-rata contribution of the non-OPTIMER patents.

  (f)
  Minimum annual royalty payments, starting in the Royalty Year commencing January 1 after the Execution Date, in the amount of [***] dollars ($[***]). The royalty payments shall be credited against the earned royalty payments required in Section 4.1(c) for the same Royalty Year only, and shall be paid within thirty days following the end of the Royalty Year.

4.2
Royalty payments to OPTIMER shall be paid in United States dollars in San Diego, CA, USA or at such other place as OPTIMER may reasonably designate consistent with the laws and regulations controlling in any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the J.P. Morgan Chase Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.3
OPTIMER shall have the right to appoint an independent public accountant, mutually acceptable to the Parties to verify all of OBI's calculations to determine royalty payments (the "Audit"), to be conducted semiannually. OPTIMER shall bear the cost of such Audit unless the Audit reveals any intentional misstatement of material fact by OBI, or that OBI's calculation of the Net Sales, Net Units Sold or Average Selling Price per Unit is more than 10% lower than the amounts determined by the Audit, in which case OBI shall bear the cost. If OBI disagrees with the calculation of the Audit, and Distributor and Company cannot resolve their disagreement, the matter shall be submitted to arbitration in accordance with Section 12.9.

4.4
Interest

(a)
OBI shall pay to OPTIMER interest on any amounts not paid when due. Likewise, OPTIMER shall pay to OBI interest on any amounts not paid when due. Such interest will accrue from the forty-fifth (45th) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by J.P. Morgan Chase or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due OPTIMER or OBI is made.

(b)
OPTIMER's rights to receive such interest payments shall be in addition to any other rights and remedies available to OPTIMER. Likewise, OBI's rights to receive such interest payments shall be in addition to any other rights and remedies available to OBI.

(c)
If the interest rate required in this Subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.

4.5
For their contribution towards the development of OPT-22 and OPT-80, OPTIMER shall pay to OBI, in the manner hereinafter provided, until the end of the last to expire patent of the OPTIMER Patents or until this Agreement is terminated, whichever occurs first:

(a)
A royalty in an amount equal to [***]% of monies received by OPTIMER for OPT-22 Product sales in any or all of the countries outside of the Candidate Territories.

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  (b)
  A royalty in an amount equal to [***]% of monies received by OPTIMER for OPT-80 Product sales in any or all of the countries outside of the Candidate Territories.

  (c)
  [***] percent ([***]%) of all income from sublicensees including (i) sublicense fees, (ii) sublicense maintenance fees, (iii) milestone payments and (iv) other compensation described in Section 2.9, but excluding (i) verifiable research and development support and expense reimbursement, (ii) royalties, (iii) sale of equity at fair market value, and, (iv) in cases where OPTIMER Patents are sublicensed in combination with non-OPTIMER patents, a mutually agreed pro-rata contribution of the non-OPTIMER patents.

4.6
Royalty payments shall be paid in United States dollars in Taiwan, R.O.C., or at such other place as OBI may reasonably designate consistent with the laws and regulations controlling in any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the J.P. Morgan Chase Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.7
OBI shall have the right to appoint an independent public accountant, mutually acceptable to the Parties to verify all of OPTIMER's calculations to determine royalty payments (the "Audit"), to be conducted semiannually. OBI shall bear the cost of such Audit unless the Audit reveals any intentional misstatement of material fact by OPTIMER, or that OPTIMER's calculation of the Net Sales, Net Units Sold or Average Selling Price per Unit is more than 10% lower than the amounts determined by the Audit, in which case OBI shall bear the cost.

  If OBI disagrees with the calculation of the Audit, and Distributor and Company cannot resolve their disagreement, the matter shall be submitted to arbitration in accordance with Section 12.9.

ARTICLE V—REPORTS AND RECORDS

5.1
OBI shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to OPTIMER hereunder. Said books and records shall be maintained for a period of no less than five (5) years following the period to which they pertain. For the term of this Agreement, upon thirty (30) days prior written notice, OBI shall allow OPTIMER's own accountants or independent accountants selected by OPTIMER, which independent accountants shall be reasonably acceptable to OBI and after entering into a confidentiality agreement with OBI, to inspect such books and records for the sole purpose of verifying OBI's royalty statement or compliance in other respects with this Agreement. In the case of independent accountants, such accountants shall report to OPTIMER only whether there has been a royalty underpayment and, if so, the amount thereof.

  Such inspections shall be during normal working hours of OBI, and shall occur no more frequently than once per calendar year. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to OPTIMER's detriment, OBI agrees to pay the full cost of such inspection.

5.2
OBI, within thirty (30) days after March 31, June 30, September 30 and December 31 of each year, shall deliver to OPTIMER true and accurate reports, giving such particulars of the business conducted by OBI and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following, to be itemized per Licensed Product:

(a)
Number of Licensed Products commercially used, manufactured and sold, rented or leased.

(b)
Total billings for Licensed Products commercially used, sold, rented or leased.

(c)
Deductions applicable as provided in Paragraph 1.8.

CONFIDENTIAL

  (d)
  Total royalties due.

  (e)
  Names and addresses of all sublicensees of OBI.

  (f)
  Total sublicensing fee income described in Section 4.1(d).

5.3
With each such report submitted, OBI shall pay to OPTIMER the royalties due and payable under this Agreement. If no royalties shall be due, OBI shall so report.

5.4
Milestone payments shall be reported and paid with each such report submitted.

ARTICLE VI—PATENT PROSECUTION

6.1
OBI shall be responsible for and pay all future costs and expenses incurred by OPTIMER for the preparation, filing, prosecution, issuance, and maintenance of Candidate Patents in the Candidate Territory. For costs and expenses incurred prior to the Effective Date of this Agreement shall be reimbursed to OPTIMER by OBI as a one-time payment of $10,000 and shall be paid by OBI within forty-five (45) days of the Effective Date. Such costs and expenses incurred after the Effective Date shall be paid by OBI as they are incurred.

6.2
OPTIMER shall diligently prosecute and maintain the Candidate Patents in such countries as are determined by OPTIMER and agreed to by OBI, using counsel of its choice. If OBI declines in writing to bear the expense of filing patent applications in any countries in the Candidate Territory in which OPTIMER wishes to obtain patent protection, then OPTIMER may file and prosecute such applications at its own expense and any license granted hereunder shall exclude such countries.

6.3
OPTIMER shall provide OBI with copies of all relevant documentation so that OBI may be informed and to give OBI reasonable opportunity to advise OPTIMER and comment on the continuing prosecution of the Candidate Patents. OBI agrees to keep this documentation confidential.

ARTICLE VII—INFRINGEMENT

7.1
OBI shall assume primary responsibility for enforcing Candidate Patents within relevant commercial markets in the Candidate Territory in its licensed fields of use. In exercising these responsibilities, OBI shall promptly contact alleged third party infringers and take all reasonable steps to persuade such third parties to desist from infringing the Candidate Patents, including initiating and prosecuting an infringement action if necessary, or defending a challenge to the validity of the Candidate Patents. OBI also shall notify OPTIMER of each instance of alleged infringement and shall keep OPTIMER informed of all stages of Candidate Patents enforcement. OBI may use the name of OPTIMER as party plaintiff. All costs of any action to enforce Candidate Patents in the Candidate Territory taken by OBI shall be borne by OBI and OBI shall keep any recovery of damages derived therefrom, the excess of such recovery over such costs shall be included in OBI's Net Sales. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of OPTIMER, which consent shall not unreasonably be withheld.

7.2
In the event OBI becomes aware of infringement of Candidate Patents in the Candidate Territory, either through notice from OPTIMER or by other means, and does not, within six (6) months (a) secure cessation of the infringement; or (b) enter suit against the infringer; or (c) provide OPTIMER with evidence of pendency of a bona fide negotiation for sublicensing the infringer, then, thirty (30) days after giving written notice to OBI, OPTIMER shall have the right to (a) sue for the infringement at OPTIMER's own expense, and to collect for its own use any damages, profits and awards of whatever nature that it may recover for such infringement; and (b) terminate this Agreement according to terms of Article XII.

CONFIDENTIAL

7.3
Each party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement against OPTIMER or OBI, either in the United States or in any foreign country in which there are OPTIMER Patents.

7.4
In the event OBI is sued for patent infringement as a result of its practice of the Candidate Patents, threatened with such suit, or enjoined from exercising its license rights granted hereunder, OBI may terminate this Agreement according to Article XII or contest the action against it. In any such action, OBI shall be fully responsible for all its costs, including expenses, judgments and settlements, and shall be entitled to proceeds that it may recover, including judgments, settlements and awards, the excess of such recovery over such costs shall be included in OBI's Net Sales.

7.5
As between OPTIMER and OBI, OPTIMER shall retain sole control over the enforcement of the OPTIMER Patents except with respect to the Candidate Patents as expressly provided in Article VII.

7.6
In any infringement suit as either party may institute to enforce the OPTIMER Patents against third parties pursuant to this Agreement, or in any infringement action brought against either party by a third party, each party hereto shall, at the request and expense of the other party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE VIII—INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES

8.1
OBI shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold OPTIMER and its Affiliates, their Board of Managers, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Products, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of OPTIMER, and its Affiliates, their Board of Managers, officers, or employees.

8.2
For the term of this Agreement, upon the commencement of clinical use, production, sale, or transfer, whichever occurs first, of any Licensed Products, OBI shall obtain and carry in full force and effect general liability insurance which shall protect OBI and OPTIMER in regard to events covered by Section 8.1 above. Such insurance shall be written by a reputable insurance company, shall list OPTIMER as an additional named insured thereunder, shall be endorsed to include liability coverage, and shall require thirty (30) days written notice to be given to OPTIMER prior to any cancellation or material change thereof. The limits of such insurance shall not be less than one million dollars ($1,000,000) per occurrence with an annual aggregate of three million dollars ($3,000,000) for personal injury, death or property damage. OBI shall provide OPTIMER with Certificates of Insurance evidencing the same.

8.3
OPTIMER represents and warrants that: (i) it is a Delaware corporation duly organized validly existing and in good standing under the laws of Delaware; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of OPTIMER; (iii) OPTIMER has the right to grant the rights and licenses granted herein; (iv) to OPTIMER's knowledge, the OPTIMER Patents and Know-How are free and clear of any lien, encumbrance, or security interest; (viii) to OPTIMER's knowledge, there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the OPTIMER Patents or Know-How.

CONFIDENTIAL

8.4
In the event that any indemnitee intends to claim indemnification under this Article VIII it shall promptly notify the other party in writing of such potential liability. The indemnifying party shall have the right to control the defense thereof. The affected indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any liability covered by this Article VIII. Notwithstanding the foregoing, neither party shall have indemnity obligations for any claim if the indemnitee seeking indemnification makes any admission, settlement or other communication regarding such claim without the prior written consent of the indemnifying party.

8.5
Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF OPTIMER PATENTS CLAIMS, ISSUED OR PENDING.

ARTICLE IX—EXPORT CONTROLS

        It is understood that OPTIMER is subject to United States Laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by OBI that OBI shall not export data or commodities to certain foreign countries without prior approval of such agency. OPTIMER neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE X—NON-USE OF NAMES

        OBI shall not use the names of OPTIMER or its Affiliates, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from OPTIMER in each case; provided that once a particular disclosure has been approved, further disclosures which do not differ materially therefrom may be made by OBI without obtaining any further consent of OPTIMER.

ARTICLE XI—ASSIGNMENT

11.1
This Agreement may not be assigned by OBI without prior written consent from OPTIMER. OPTIMER may assign this Agreement freely.

11.2
Notwithstanding the foregoing prohibition, OBI may without OPTIMER's consent assign this Agreement to any entity that it may merge into, consolidate with, or transfer substantially all of its assets ("substantially" being EIGHTY PERCENT (80%) or more thereof) to which this Agreement relates, so long as the successor surviving corporation in any such merger, consolidation, transfer or reorganization assumes in writing the obligations of this Agreement. Such merger, consolidation, transfer or reorganization shall not in itself be a breach of this Article XI, nor be any default under this Agreement.

CONFIDENTIAL

ARTICLE XII—TERMINATION

12.1
Unless earlier terminated pursuant to this Article XII, this Agreement shall terminate upon the later to occur of (a) the last to expire of the OPTIMER Patents or (b) twenty (20) years.

12.2
OPTIMER may terminate this Agreement if OBI becomes insolvent or, a petition in bankruptcy is filed against OBI and is consented to, acquiesced in or remains undismissed for thirty (30) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for OBI, and OBI does not return to solvency before the expiration of a thirty (30) day period.

12.3
Should OBI fail to pay OPTIMER license fees, royalties and patent expenses due and payable hereunder for more than thirty (30) days, OPTIMER shall have the right to terminate this Agreement on thirty (30) days written notice, unless OBI shall pay OPTIMER within the thirty (30) day period, all such license fees, royalties and patent expenses and interest due and payable. Upon the expiration of the thirty (30) day period, if OBI shall not have paid all such royalties, patent expenses and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

12.4
As set out in Section 3.2, should the parties fail to agree upon a Timeline within sixty (60) days of the Effective Date, of if OBI should fail to meet a development milestone as specified in the Timeline, OPTIMER shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to OBI. Such termination shall become effective unless mutual agreement is reached, or OBI shall have reached the necessary milestone prior to the expiration of the sixty (60) day period.

12.5
Upon any material breach of this Agreement by OBI, other than those occurrences set out in Sections 12.1, 12.2 and 12.3, which shall always take precedence in that order over any material breach or default referred to in this Section 12.5, OPTIMER shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to OBI. Such termination shall become effective unless OBI shall have cured any such breach prior to the expiration of the sixty (60) day period.

12.6
Upon written notice to the OBI for the material breach of the Common Stock Issuance Agreement by the OBI and the failure to cure such material breach within sixty (60) days, the licenses granted under this Agreement may be terminated by OPTIMER.

12.7
OBI shall be entitled to terminate this Agreement upon (i) sixty (60) days advance written notice to OPTIMER, (ii) in the event of OPTIMER's material breach of any of the provisions of this Agreement, which breach is not cured (if capable of being cured) within this sixty (60) day period, or (iii) if conditions of Section 7.4 apply.

12.8
Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

12.9
Other than any claim arising from OBI's failure to pay undisputed license fees or patent expenses due under this contract, any controversy or bona fide disputed claim arising between the parties to this Agreement, which dispute cannot be resolved by mutual agreement shall, by the election of either party, be resolved by submitting to dispute resolution before a fact-finding mediation body composed of one or more experts in the field, selected by mutual agreement within thirty days of written request by either party. Said dispute resolution shall be held in San Diego, California at such place as shall be mutually agreed upon in writing by the parties. The fact-finding body shall determine who shall bear the cost of said resolution. In the event that the parties cannot mutually agree within said thirty (30) days on the dispute resolution body, the parties will go to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

CONFIDENTIAL

12.10
In the event of any termination of this Agreement any sublicenses granted by OBI shall remain in force and effect and shall be assigned by OBI to OPTIMER, provided, that such sublicensee is currently in good standing with regard to its obligations under the sublicense or has cured any default or breach within the period provided in such sublicense, and further provided, that the financial obligations of each such sublicensee shall be limited to those due OPTIMER hereunder for the practice of such a sublicense.

12.11
Article VIII and Article X of this Agreement shall survive termination.

ARTICLE XIII—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

    In the case of OPTIMER:

      Optimer Pharmaceuticals, Inc.
      10110 Sorrento Valley Road, Suite C
      San Diego, CA 92121 USA
      Attention: Norman K. Orida, Ph.D.
      Vice President, Business Development

    In the case of OBI:

      Optimer Biotechnology, Inc.
      Suite D
      14th Floor
      207 Tun Hwa S. Road
      Taipei 106, Taiwan
      Attention: Ying-Cheun Lee
      Executive Vice President, Commercial Operations

ARTICLE XIV—MISCELLANEOUS PROVISIONS

14.1
This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of California, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2
Except as expressly provided in this Agreement, neither party shall use for its own benefit or the benefit of any third party, or disclose to any third party with the exception of any governmental regulatory body, any confidential, proprietary or trade secret information (the "Confidential Information") received from the other party hereto, during the term of this Agreement and for five (5) years thereafter.

  Disclosure of Confidential Information to any local governmental regulatory body for grant of approval or marketing of a Licensed Product or in response to any inquiry from a local governmental regulatory body shall be allowed by mutual written consent of both OPTIMER and OBI. All Confidential Information must be designated as such by disclosing party in writing at or before the disclosure is made in writing, or within thirty (30) days of such disclosure.

CONFIDENTIAL

14.3
Notwithstanding Section 14.2 above, Confidential Information shall not include any of the following information which the receiving party can demonstrate by contemporaneous written evidence:

a)
was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

b)
was generally available to the public or otherwise part of the public domain at the time of disclosure to the receiving party;

c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

d)
was independently developed by the receiving party without reference to any information or materials disclosed by the disclosing party; or

e)
was subsequently disclosed to the receiving party by a person other than a party without breach of any legal obligation to the disclosing party.

  In addition, either party may disclose Confidential Information of the other (i) to their legal representatives, employees and Affiliates, and legal representatives and employees of Affiliates, consultants and sublicensees, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement; (ii) in connection with the filing and support of patent applications as necessary; or (iii) if disclosure is compelled to be disclosed by a court order or applicable law or regulation, provided that the party compelled to make such disclosure (x) requests confidential treatment of such information, and (y) provides the other party with reasonable advance notice of the compelled disclosure to provide adequate time to seek a protective order.

14.4
The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

14.5
The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

14.6
The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

14.7
Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

CONFIDENTIAL

14.8
EXCEPT IN CONNECTION WITH SECTION 8.1 OR A BREACH OF SECTION 14.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.9
At any time or from time to time on and after the date of this Agreement, Licensor shall at the written request of OBI (i) deliver to OBI such records, data or other documents in compliance with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as OBI may reasonably deem necessary or desirable in order for OBI to obtain the full benefits of this Agreement and the transactions contemplated hereby.

14.10
This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

14.11
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

        IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

Optimer Biotechnology, Inc.		Optimer Pharmaceuticals, Inc.

By:	/s/ Ying-Cheun Lee	By:	/s/ Norman K. Orida, Ph.D.

	Ying-Cheun Lee Executive Vice President		Norman K. Orida, Ph.D. Vice President, Business Development

Date:	12/8/03	Date:	12/8/03

CONFIDENTIAL

EXHIBIT A

        "OPTIMER Patents" means all the United States patents and patent applications listed below, and their continuations, continuations-in-part, divisionals, and other continuing applications, all patents issuing on the foregoing, all reissues, re-examinations, extensions of any kind, substitutions, registrations and corresponding foreign patents and patent applications:

OPT-22 Patents A

        US patent 5,708,163 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"

        US patent 6,090,789 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"

        US patent application 09/017,611 "Synthesis of Glycoconjugates of the Globo-H Epitope and Uses Thereof"

OPT-22 Patents B

        US patent application 09/083,776 "alpha-O-Linked Glycoconjugates With Clustered (2, 6)-Epitopes, Methods of Preparation and Uses Thereof"

        US patent application 09/276,595 "Trimeric Antigenic O-Linked Glycopeptide Conjugates, Methods of Preparation and Uses Thereof"

        US patent application 09/641,742 "Novel Glycoconjugates, Glycoamino Acids, Intermediates Thereto, and Uses Thereof"

OPT-22 Patents C

        US patent 5,543,505 "Synthetic Compounds Which Bind to H. Pylori, and Uses Thereof"

        US patent 6,303,120 "Synthesis of Glycoconjugates of the Lewis Y Epitope and Uses Thereof," which is jointly owned by OPTIMER and The Trustees of Columbia University in the City of New York.

        US patent 6,238,668 "Colon Cancer KH-1 and N3 Antigens"

        US patent application 09/833,327 "Colon Cancer KH-1 and N3 Antigens"

        US patent application 09/534,712 "Fucosyl GM1-KLH Conjugate Vaccine Against Small Cell Lung Cancer"

OPT-22 Patents D

        US patent application 09/794,905 "Affinity Matrix Bearing Tumor-Associated Carbohydrate- or Glycopeptide-Based Antigens and Uses Thereof"

Chemzyme Category Patents

        US provisional patent application #60/096,003 "Alpha 2,8/2,9 Polysialyltransferase"

OPopS™ Category Patents

        US provisional patent application #60/096/001. "Programmed One-Pot Multistep Assembly of Oligosaccharides."

OPT-80 Patents

        US provisional patent application #60/399,956. "Tiacumicin Production."

CONFIDENTIAL

EXHIBIT B

Optimer-Scripps Research Institute License Agreement

CONFIDENTIAL

EXHIBIT C

Stock Issuance Agreement

CONFIDENTIAL

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  Exhibit 10.11
Amendment of License Agreement between Optimer Pharmaceutical, Inc Delaware Corporation and Optimer Biotechnology, Inc., A Taiwan Corporation
Article II—Grant
Article III—Due Diligence. Regulatory Matters
Article IV—Payments
Article VI—Patent prosecution
Article X—Non-use of names
Article XI—Assignment
Article XIII—Payments, notices and other communications
EXHIBIT A—UPDATE
LICENSE AGREEMENT
By and between
Optimer Pharmaceuticals, Inc. A Delaware Corporation
And
Optimer Biotechnology, Inc. A Taiwan Corporation
TABLE OF CONTENTS
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WITNESSETH
ARTICLE I—DEFINITIONS
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ARTICLE II—GRANT
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ARTICLE III—DUE DILIGENCE, REGULATORY MATTERS
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ARTICLE IV—PAYMENTS
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ARTICLE V—REPORTS AND RECORDS
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ARTICLE VI—PATENT PROSECUTION
ARTICLE VII—INFRINGEMENT
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ARTICLE VIII—INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES
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ARTICLE IX—EXPORT CONTROLS
ARTICLE X—NON-USE OF NAMES
ARTICLE XI—ASSIGNMENT
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ARTICLE XII—TERMINATION
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ARTICLE XIII—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
ARTICLE XIV—MISCELLANEOUS PROVISIONS
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EXHIBIT A
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EXHIBIT B Optimer-Scripps Research Institute License Agreement
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EXHIBIT C Stock Issuance Agreement
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